
                                                          Exhibit 11


                     PATHE COMMUNICATIONS CORPORATION

                   COMPUTATION OF LOSS PER COMMON SHARE

                   (in thousands, except per share data)

                                                   Qtr. Ended June 30,
                                                    1995        1994

    Net loss  . . . . . . . . . . . . . . . . .   $ (5,065)   $ (5,201)

    Weighted average common
    shares outstanding  . . . . . . . . . . . .    116,747     116,747

    Net loss per common share . . . . . . . . .   $  (0.04)   $  (0.05)
                                                  Six-Months ended June
                                                 30,
                                                    1995        1994

    Net loss  . . . . . . . . . . . . . . . . .  $ (10,469)   $ (9,891)

    Weighted average common
    shares outstanding  . . . . . . . . . . . .    116,747     116,747

    Net loss per common share . . . . . . . . .   $  (0.09)   $  (0.08)